Exhibit 10.10
AVIV REIT, INC.
RESTRICTED STOCK AWARD AGREEMENT
     Aviv REIT, Inc. (the “Company”), hereby grants to                      (the “Participant”), an employee of Aviv Asset Management, L.L.C. (“AAM”), which is an affiliate of the Company, as of                     , 2009 (the “Grant Date”), pursuant to the provisions of the Aviv REIT, Inc. 2009 Long-Term Incentive Plan (the “Plan”), a Restricted Stock Award (the “Award”) with respect to                                         (                     ) shares of the Company’s Common Stock (“Shares”), upon and subject to the restrictions, terms and conditions set forth below and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.
          1. Award Subject to Agreement. The Award shall be subject to the terms and conditions of this Agreement.
          2. Rights as a Stockholder. During the Restriction Period (as defined below), the Participant shall have the right to vote the Shares subject to the Award, to receive any dividends and other distributions respect to such Shares (less applicable Required Tax Payments (as defined below)), at the time such dividends are paid to other holders of the Company’s Common Stock, with it being understood that such dividends will generally be taxable as ordinary compensation income during such Restriction Period, and to any other privileges of ownership with respect to such Shares, unless and until such Shares are forfeited pursuant to Section 3 hereof.
          3. Restriction Period and Vesting.
          (a) Subject to subsections (b) through (d) below and Section 5.8 of the Plan, the Award shall vest with respect to 20% of the original number of Shares subject to the Award on the date which is 181 days immediately following the Grant Date and on each of the first four one-year anniversaries of the Grant Date; provided, that, the Participant does not experience a Termination prior to the applicable vesting date.
          (b) If the Participant experiences a Termination as a result of the Participant’s resignation for Good Reason, AAM’s termination of the Participant without Cause or the Participant’s death, Disability or Retirement, then any Shares subject to the Award which are unvested on the date of the Participant’s Termination shall become fully vested.
          (c) If the Participant experiences a Termination for any reason other than as described in subsection (b) above, all rights with respect to the Shares subject to the Award which are unvested on the date of the Participant’s Termination shall be forfeited by the Participant and such Shares shall be cancelled by the Company.
          (d) If a Change in Control occurs prior to the Participant’s Termination, then any Shares subject to the Award which are unvested on the date of the Change in Control shall become fully vested.

          (e) For purposes of this Agreement, the following terms shall have the meanings set forth below:
     (i) “Good Reason” shall mean (A) a material diminution (of more than ten percent (10%)) in the Participant’s annual base salary with AAM; provided, that, such diminution is not in connection with a general decrease in annual base salaries of all AAM’s employees; and provided, further, that such diminution is not related to the Participant’s failure to perform the Participant’s duties or responsibilities with AAM and its Affiliates; or (B) a material change in the geographic location at which the Participant is expected to perform services for AAM or its Affiliates to a location outside of the Chicago metropolitan area.
     (ii) “Cause” shall mean (A) the Participant’s failure to substantially perform, or negligence in the performance of, the Participant’s duties with AAM or its Affiliates; (B) commission of any act of fraud, misconduct (including but not limited to disruptive behavior or insubordination) or dishonesty which has an adverse impact on AAM or its Affiliates; (C) conviction of, or plea of guilty or “no contest” to, a felony or a crime involving moral turpitude; provided, however, that upon the Participant’s indictment for a felony, regardless of when such indictment or felony occurs, the Company in its sole discretion may place the Participant on a paid leave of absence; or (D) material breach of any proprietary information, inventions, confidentiality, non-competition, non-solicitation or similar agreement with AAM or its Affiliates.
     (iii) “Retirement” shall mean the Participant’s Termination on or after age sixty-five (65) and after at least five (5) years of employment with AAM or its Affiliates.
          4. Termination of Award. In the event that the Participant shall forfeit any Shares subject to the Award, the Participant shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective upon forfeiture regardless of whether the Participant is requested to return or returns this Agreement.
          5. Custody and Delivery of Certificates Representing Shares. The Shares subject to the Award may be held by a custodian in book entry form with the restrictions on such Shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such Shares, in either case until the Award shall have vested, in whole or in part, pursuant to Section 3 hereof. As soon as practicable after the Shares shall have vested pursuant to Section 3 hereof, subject to Section 7.3 hereof, the restrictions shall be removed from those of such Shares that are held in book entry form, and the Company shall deliver to the Participant any certificate or certificates representing those of such Shares that are held by the Company and destroy or return to the Participant the stock power or powers relating to such Shares. If such stock power or powers also relate to unvested Shares, the Company may require, as a condition precedent to the delivery of any certificate pursuant to this Section 5, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any vested Shares subject to the Award, except as otherwise provided in Section 7.3.

          6. Substitution Award for Class D Units. The Award has been granted to the Participant in substitution of the Participant’s restricted Class D Units of Aviv Healthcare Properties Limited Partnership (the “Class D Award”) which were granted to the Participant prior to the Company’s consummation of its initial public offering. By accepting this Award, the Participant acknowledges, as of the Grant Date, that the Participant shall have no further rights of any kind with respect to the Class D Award, including but not limited to payment rights, pursuant to the award agreement which evidenced the Class D Award or otherwise. By granting this Award to the Participant, the Company is cancelling the Class D Award agreement on the Grant Date and the Participant shall, upon the Company’s request, promptly return the Class D Award agreement for cancellation on the Grant Date. Such cancellation shall be effective on the Grant Date regardless of whether the Participant is requested to return or returns the Class D Award agreement.
          7. Additional Terms and Conditions of Award.
          7.1. Nontransferability of Award. The Award may not be transferred by the Participant other than by will, the laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Company consistent with this Agreement. Except to the extent permitted by the foregoing, the Shares subject to the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such Shares, the Award shall immediately become null and void.
          7.2. Investment Representation. The Participant hereby represents and covenants that (a) any Share acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Participant of any Shares subject to the Award, the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of such Shares and, in connection therewith, shall execute any documents which the Board, the Committee or any other committee authorized by the Board shall in its sole discretion deem necessary or advisable.
          7.3. Withholding Taxes.
          (a) As a condition precedent to the delivery to the Participant of any Shares subject to the Award, the Participant shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Participant shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Participant.

          (b) The Participant may, with the consent of the Company, elect to satisfy the Participant’s obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 7.3(a), (2) authorizing the Company to withhold from the Shares otherwise to be delivered to the Participant pursuant to the Award, a number of whole Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award, equal to the Required Tax Payments or (3) any combination of (1) or (2). The Committee shall have sole discretion to disapprove of an election pursuant the preceding sentence. Such Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No certificate representing a Share subject to the Award shall be delivered until the Required Tax Payments have been satisfied in full.
          7.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the Company’s Common Stock other than a regular cash dividend, the number and type of securities subject to the Award and other terms of the Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
          7.5. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such Shares hereunder, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
          7.6. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Participant give or be deemed to give the Participant any right to continued employment by the Company or any affiliate of the Company.
          7.7. Confidential Information. By accepting the Award, the Participant agrees to hold in a fiduciary capacity for the benefit of AAM and its Affiliates (including the Company) all secret or confidential information, knowledge or data relating to AAM and its Affiliates and their respective businesses, that shall have been obtained by the Participant during the Participant’s employment with AAM and that shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Agreement). After the Participant’s Termination, the Participant shall not, without the prior written consent of AAM or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than AAM and its Affiliates and those designated by them.
          7.8. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
          7.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Participant acknowledges receipt of a copy of the Plan. The Company reserves the right to amend this Agreement to the extent it determines in its sole discretion such amendment is necessary or appropriate to comply with applicable law, including but not limited to section 409A of the Code.

          8. Miscellaneous Provisions.
          8.1. Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.
          8.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, AAM and their respective affiliates and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.
          8.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aviv REIT, Inc., 303 West Madison Street, Suite 2400, Chicago, Illinois 60606, Attention: Chief Executive Officer, and if to the Participant, to the Participant’s address set forth in the Company’s records. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          8.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to conflicts of laws principles.
          8.5. Arbitration. Any dispute or controversy between the Company or its respective affiliates (including AAM) on the one hand, and the Participant on the other hand, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by final and binding arbitration in Cook County, Illinois administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Participant. The Company and the Participant acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          8.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
          8.7. Compliance With the Code. This Agreement is intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly. All references in this Agreement to the Participant’s Termination shall mean the Participant’s separation from service from AAM and its affiliates within the meaning of Treasury Regulation § 1.409A-1(h). Each amount payable under this Agreement shall constitute a “separately identified amount” within the meaning of Treasury Regulation § 1.409A-2(b)(2). The Participant acknowledges that the Company has encouraged the Participant to consult his own adviser to determine the tax consequences of the Award and that neither the Company nor its affiliates are providing the Participant with any tax advice with respect to Section 409A of the Code or otherwise and are not making any guarantees or other assurances of any kind to the Participant with respect to the tax consequences or treatment of any amounts payable to the Participant under this Agreement.

AVIV REIT, INC.
By:
	Name:	Craig M. Bernfield
	Title:	Chairman, Chief Executive Officer and President

Accepted this ___ day of
                                        , 2009.